UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 12, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2014, ACRC Lender LLC (“ACRC Lender”), a wholly owned subsidiary of Ares Commercial Real Estate Corporation (the “Company”), entered into a $50.0 million secured revolving funding facility (the “CNB Facility”) with City National Bank, a national banking association, as arranger and administrative agent, and lenders party thereto from time to time (“Lenders”). The CNB Facility will be used to finance qualifying investments and other working capital and general corporate needs.  The CNB Facility also provides for letters of credit.

Borrowings under the CNB Facility are subject to a borrowing base, which includes certain pledged investments owned by ACRC Lender (the “Borrowing Base Investments”).  ACRC Lender will be permitted to substitute the Borrowing Base Investments with other investments owned by ACRC Lender from time to time, subject to certain conditions set forth in the agreements governing the CNB Facility.  ACRC Lender has pledged the Borrowing Base Investments and certain proceeds thereof to secure its obligations under the CNB Facility. The CNB Facility is guaranteed on an unsecured basis by the Company.

Advances under the CNB Facility will accrue interest at a per annum rate equal to the sum of, at our option, either (a) LIBOR for a one, two, three, six or, if available to all Lenders, 12-month interest period plus 3.00% or (b) the base rate (which is the highest of a prime rate, the federal funds rate plus 0.50%, or one month LIBOR plus 1.00%) plus 1.25%; provided that in no event will the interest rate be less than 3.00%.  Unless at least 75% of the CNB Facility is used on average, unused commitments under the CNB Facility will accrue unused line fees at the rate of 0.375% per annum.

The initial maturity date of the CNB Facility is March 11, 2016 and the CNB Facility is subject to one 12-month extension option,  provided that certain conditions are met and applicable extension fees are paid.

The agreements governing the CNB Facility contain various representations and warranties, and impose certain covenants on ACRC Lender, including the following and other customary requirements for similar revolving credit facilities: (a) limitations on the incurrence of additional indebtedness or liens, (b) limitations on how borrowed funds may be used, (c) limitations on certain distributions and dividend payments following a default or event of default, (d) limitations on dispositions of assets, (e) maintenance of minimum total asset value of ACRC Lender and its subsidiaries and (f) prohibitions of certain change of control events.  The agreements governing the CNB Facility also impose certain covenants on the Company, including the following: (i) maintaining a ratio of total debt to tangible net worth of not more than 4.00 to 1.00, (ii) maintaining a ratio of recourse debt to tangible net worth of not more than 3.00 to 1.00, (iii) maintaining a tangible net worth of at least the sum of (A) approximately $328.0 million, plus (B) 80% of the net cash proceeds raised in equity issuances by the Company after March 12, 2014, (iv) maintaining a fixed charge coverage ratio (expressed as the ratio of EBITDA to fixed charges) for the immediately preceding 12-month period ending on the last date of the applicable reporting period of at least 1.25 to 1.00, (v) limitations on mergers, consolidations, transfers of assets and similar transactions and (vi) maintaining its status as a REIT.

The foregoing description of the CNB Facility is only a summary of certain material provisions of the agreements governing the CNB Facility and is qualified in its entirety by reference to a copy of such agreements, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On March 14, 2014, the Company issued a press release announcing that it had entered into the CNB Facility. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1

Credit Agreement, dated as of March 12, 2014, by and among ACRC Lender LLC, as borrower, City National Bank, a national banking association, as arranger and administrative agent, and the lenders party thereto.

10.2

General Continuing Guaranty, dated as of March 12, 2014, by Ares Commercial Real Estate Corporation, as guarantor, in favor of City National Bank, a national banking association, as arranger and administrative agent.

10.3	Security Agreement, dated as of March 12, 2014, by ACRC Lender LLC, as borrower, in favor of City National Bank, a national banking association, as arranger and administrative agent.
10.4

Intercompany Subordination Agreement, dated as of March 12, 2014, by and among ACRC Lender LLC, as borrower, and Ares Commercial Real Estate Corporation, as guarantor, in favor of City National Bank, a national banking association, as arranger and administrative agent.
99.1	Press Release, dated March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: March 14, 2014

	By:	/s/ Timothy B. Smith
	Name:	Timothy B. Smith
	Title:	Vice President

Exhibit Index

Exhibit Number	Description

10.1

Credit Agreement, dated as of March 12, 2014, by and among ACRC Lender LLC, as borrower, City National Bank, a national banking association, as arranger and administrative agent, and the lenders party thereto.

10.2

General Continuing Guaranty, dated as of March 12, 2014, by Ares Commercial Real Estate Corporation, as guarantor, in favor of City National Bank, a national banking association, as arranger and administrative agent.

10.3	Security Agreement, dated as of March 12, 2014, by ACRC Lender LLC, as borrower, in favor of City National Bank, a national banking association, as arranger and administrative agent.
10.4

Intercompany Subordination Agreement, dated as of March 12, 2014, by and among ACRC Lender LLC, as borrower, and Ares Commercial Real Estate Corporation, as guarantor, in favor of City National Bank, a national banking association, as arranger and administrative agent.

99.1	Press Release, dated March 14, 2014.